EXHIBIT 11-  Statement Re: Computation of Per Share Earnings

CARROLLTON BANCORP





                           Quarter Ended         Three Months Ended
                             March 31                March 31
                        -----------------        ------------------
                        1998         1997        1998         1997
                        ----         ----        ----         ----
Average Shares
 Outstanding (A)     1,453,869    1,463,738    1,453,869    1,463,738
                    ----------   ----------   ----------   ----------
                    ----------   ----------   ----------   ----------

Net income          $  479,508   $  503,000   $  479,508   $  503,000

Divide by average
 shares
 outstanding         1,453,869    1,463,738    1,453,869    1,463,738
                    ----------   ----------   ----------   ----------

Earnings
 per share--Basic   $     0.33   $     0.34   $     0.33   $     0.34
                    ----------   ----------   ----------   ----------
                    ----------   ----------   ----------   ----------


(A) Adjusted to reflect the effect of a 5% stock dividend declared January 22, 1998.




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